                                                                    Exhibit 99.1
                              DISCREET LOGIC INC.

                             AMENDED AND RESTATED
                  1994 RESTRICTED STOCK AND STOCK OPTION PLAN

  (Adjusted to reflect a two-for-one share split effective October 16, 1995)


1. Purpose

   The purpose of this 1994 Restricted Stock and Stock Option Plan (the "Plan") is to secure for Discreet Logic Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, directors and consultants of the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success.

2. Administration

   The Plan shall be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion: (a) Make awards for the purchase of the Company's common shares pursuant to Section 5 of the Plan; (b) Grant options to purchase the Company's common shares pursuant to Section 6 of the Plan; and (c) Issue shares upon exercise of options in accordance with the Plan. The Board shall have the authority, subject to the express provisions of the Plan, to construe the respective awards and option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective awards and option agreements, which need not be identical, to advance any vesting or installment periods and exercise dates, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any award or option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board of Directors may, to the full extent permitted by law, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors (the "Committee"), and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee, unless the context otherwise requires. The Plan shall be administered (i) to the extent required by applicable regulations under Section 162(m) of the United States Internal Revenue Code of 1986, as amended, by two or more "outside directors" (as defined in the applicable regulations thereunder), and (ii) to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3") of the Securities Exchange Act of 1934, with respect to specific grants of options or awards, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3.

3. Eligibility

   Options and awards may be granted or made to person(s) who are, at the time of grant or award, officers, employees, consultants or directors (provided such directors are then also officers or employees) of the Company or of any Subsidiary or Parent Corporation. No person shall be granted any Incentive Stock Option (as defined in Section 6) if, at the time such option is granted, such person is not an employee of the Company or any Subsidiary or Parent Corporation or if such person owns, directly or indirectly, stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary, unless the requirements of paragraph (g) of Section 6 are satisfied. A person who has been granted an award or option may, if he is otherwise eligible, be granted additional awards or options if the Board of Directors shall so determine.

4. Stock Subject to Plan

   Subject to adjustment as provided in Sections 10 and 11, the maximum number of common shares of the Company which may be issued and sold under the Plan is 5,000,000 shares. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such options shall again be available for purposes of the Plan. Shares sold pursuant to an award and shares issuable upon exercise of an option may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board of Directors.

5. Awards

   A restricted stock award ("award") shall consist of the sale and issuance of common shares by the Company, and purchase by the recipient of such shares, subject to the terms, conditions and restrictions described in the document evidencing the award and in this Section 5 and elsewhere in the Plan.

   (a) Execution of Restricted Stock Award.  As a condition to an award under
       -----------------------------------
the Plan, each recipient of an award shall execute an agreement or instrument in such form as shall be determined by the Board of Directors.

   (b) Price.  The Board of Directors shall determine the price at which common
       -----
shares shall be sold to recipients of awards under the Plan. The Board of Directors may, in its discretion, sell and issue shares pursuant to awards at the purchase price below the then fair market value of the common shares on the date of grant. The purchase price shall be paid in cash or by check payable to the order of the Company at the time that the award is accepted by the recipient.

   (c) Number of Shares.  The award shall specify the number of common shares
       ----------------
granted thereunder.

   (d) Restrictions on Transfer.  In addition to such other terms, conditions
       ------------------------
and restrictions upon awards as shall be imposed by the Board of Directors, all shares issued pursuant to an award shall be subject to the following restrictions:

          (1) All the common shares subject to an award (including any shares issued pursuant to paragraph (e) of this Section) shall be subject to certain restrictions on disposition and obligations of resale to the Company as provided in subsection (2) below, and shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of until such restrictions lapse. The period during which such restrictions are applicable is referred to as the "Restricted Period".

          (2) In the event that a recipient's employment (as defined in Section
     14) or consultancy with the Company or any Subsidiary or Parent Corporation is terminated within the Restricted Period, whether such termination is voluntary or involuntary, with or without cause, or because of the death or disability of the recipient, the Company shall have the right and option for a period of three months following such termination of employment or consultancy to buy for cash that number of common shares purchased under the award as to which the restrictions on transfer and forfeiture provisions contained in the award have not then lapsed, at a price equal to the price per share originally paid by the recipient. If such termination of employment or consultancy occurs within the last three months of the applicable restrictions, the restrictions shall continue to apply until the expiration of the Company's three-month option period.

          (3) Notwithstanding clauses (1) and (2) above, the Board of Directors may, in its discretion, either at the time that an award is made or at any time thereafter, waive its right to repurchase common shares upon the occurrence of any of the events described in this section (d) or remove or modify any part or all of the restrictions. In addition, the Board of Directors may, in its discretion, impose upon the recipient of an award at the time of such award, such other restrictions on any common shares issued pursuant to such award as the Board may deem advisable and in the best interest of the Company and its shareholders.

   (e) Additional Shares.  Any shares received by a recipient of an award
       -----------------
pursuant to Section 7 of the Plan as a stock dividend on, or as a result of stock splits, combinations, exchanges of shares, reorganizations, amalgamations, mergers, consolidations or otherwise with respect to, common shares received pursuant to such award shall have the same status and shall bear the same restrictions, all on a proportionate basis, as the shares initially purchased pursuant to such award.

   (f) Transfers in Breach of Award; Repurchased Shares.  If any transfer of
       ------------------------------------------------
shares purchased pursuant to an award is made or attempted contrary to the terms of the Plan and of such award, the Board of Directors shall have the right to purchase for the account of the Company those shares from the owner thereof or his transferee at any time before or after the transfer at the price paid for the shares by the person to whom they were awarded under the Plan. In addition to any other legal or equitable remedies which it may have, the Company may enforce its rights by specific performance to the extent permitted by law. The Company may refuse for any purpose to recognize as a shareholder of the Company any transferee who receives any shares contrary to the provisions of the Plan and the applicable award, and the Company may retain and/or recover all dividends on such shares which were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

6. Options

   Options granted under the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Options") which are not intended to meet the requirements of Section 422. Options granted under this Section 6 shall be subject to the terms, conditions and restrictions described in the respective option agreements and in this Section 6 and elsewhere in the Plan.

   (a) Execution of Option Agreement.  As a condition to the grant of an option
       -----------------------------
under the Plan, each recipient of an option shall execute an option agreement or instrument in such form as shall be determined by the Board of Directors.

   (b) Purchase Price: Payment for Stock.  The Board of Directors shall
       ---------------------------------
determine the price per share payable upon exercise of an option, which shall not be less than 110% of such fair market value in the case of options described in paragraph (g)(i) of this Section, Options granted under the Plan may provide for payment of the purchase price by any means determined by the Board of Directors, including delivery of cash or a cheque payable to the order of the Company equal to the exercise price of such options, or by delivery to the Company of common shares of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or by any combination of such methods of payment.

   (c) Option Period.  Each option and all rights thereunder shall be expressed
       -------------
to expire on such date as the Board of Directors shall determine, but in no event after the expiration of ten years from the day on which the option is granted (or five years in the case of options described in paragraph (g) of this Section) and shall be subject to earlier termination as provided in the Plan.

   (d) Exercise of Options.  Each option granted under the Plan shall be
       -------------------
exercisable either in full or in installments at such time or times and during such period as shall be set forth in the instrument evidencing such option;

provided, however, that no option granted under the Plan shall have a term in
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                                      -3-
excess of ten years from the date of grant. To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period.

   (e) Nontransferability of Options.  No option granted under the Plan shall be
       -----------------------------
assignable or transferable by the person to whom it is granted, either voluntarily or by operation of laws, except by will or the laws governing intestacy. During the life of the recipient, the option shall be exercisable only by such person.

   (f) Effect of Termination.  No option may be exercised unless, at the time of
       ---------------------
such exercise, the optionee is in the employ of, or a consultant to, the Company, a Parent Corporation or Subsidiary as an employee, director or consultant, as the case may be, since the date of grant of the option, provided, however, that in no event may any option be exercised after the expiration date of the option.

   (g) Incentive Stock Options.  Options granted under the Plan which are
       -----------------------
intended to be Incentive Stock Options shall be specifically designated as Incentive Stock Options, shall be granted only to employees and shall be subject to the following additional terms and conditions:

               (i) 10% Shareholder.  If any employee to whom an Incentive Stock
                   ---------------
          Option is to be granted under the Plan is at the time of the grant of such option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                    (A) The purchase price per common share subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one common share at the time of grant; and

                    (B) The option exercise period shall not exceed five years from the date of grant.

               (ii) The purchase price per common share subject to any Incentive Stock Option granted to an employee other than a 10% shareholder (as described in this paragraph (g) of this Section 6) shall be not less than 100% of the fair market value of one common share at the time of grant.

   Except as modified by the preceding provisions of this paragraph (g), all the provisions of this Section 6 shall be applicable to Incentive Stock Options granted hereunder.

   (h) Determination of Fair Market Value.  If, at the time an option is granted
       ----------------------------------
under the Plan, the Company's common shares are publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such option is granted and shall mean (i) the average (on that date) of the high and low prices of the common shares on the principal national securities exchange on which the common shares are traded, if the common shares are then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the common shares on the Nasdaq National Market, if the common shares are not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the common shares are not reported on the Nasdaq National Market. However, if the common shares are not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair market value of the common shares as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the common shares in private transactions negotiated at arm's length.

   (i)  Fractional Shares.  No fractional shares shall be issued under the Plan
        -----------------
and the optionee shall receive from the Company cash in lieu of such fractional shares.

7. General Restrictions

     (a) Investment Representations.  The Company may require any person to whom
         --------------------------
an award is made or an option is granted, as a condition of purchasing the shares subject to such award or exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the common shares subject to the award or option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Canadian, United States, and applicable provincial and state securities laws.

     (b) Compliance With Securities Laws.  Each award and option shall be
         -------------------------------
subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such award or option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issue or purchase of shares thereunder, such award or option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

8. Piggy-Back Rights

   In the event that shareholders with a majority of the Company's shares desire to sell all of their shares to a party who is not related to them (as such term is defined by the Income Tax Act of Canada), then the employee acquiring shares under this Agreement shall sell to such third party all of his or her shares upon the same terms and conditions (save and except any terms and conditions which may relate to employment) and the purchase price per share as will be received by the majority of the shareholders. This provision will terminate upon an initial public offering by the Company of the Company's shares.

9. Rights as a Shareholder

     (a) The recipient of an award or the holder of an option shall have no rights as a shareholder with respect to any shares covered by the award or option until the date of issue of a share certificate to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

     (b) Shareholders under this Plan shall execute and deposit with a law firm or trust company selected by the Company and acting on behalf of the Company ("Escrow Agent"), all of the shares owned by them, properly endorsed in blank to be dealt with according to the terms of the Plan and their respective Stock Option Agreement. The shareholders shall continue to be the owners of their respective shares despite their endorsements and deposit, and shall be entitled to exercise all rights of ownership in such shares except as otherwise provided herein.

10.  Recapitalization

   In the event that the outstanding common shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares available under the Plan and under any awards or options under the Plan. Such adjustment to outstanding awards and options shall be made without change in the total price applicable to the unpurchased or unexercised portion thereof, and a corresponding adjustment in the applicable purchase or exercise price per share shall be made. No such adjustment shall be made which would, within the meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any option or grant of additional benefits to the holder of an option.

11.  Reorganization

   In the event that the Company is amalgamated, merged or consolidated with another corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting shares of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company, shall provide for the assumption by such successor corporation of the obligations of the Company with regard to restricted stock awards and, as to outstanding options, either (i) make appropriate provision for the protection of any such outstanding options by the substitution on an equitable basis of appropriate shares of the Company, or of the amalgamated, merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the common shares of the Company upon exercise of such options, provided that no additional benefits shall be
                          --------
conferred upon optionees as a result of such substitution, and that the excess of the aggregate fair market value of the shares subject to the options immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the shares subject to such options immediately before such substitution over the purchase price thereof, or
(ii) upon written notice to the optionees, provide that all unexercised options must be exercised within a specified number of days of the date of such notice or they will be terminated. In any such case, the Board of Directors may, in its discretion, accelerate the exercise dates of outstanding options.

12.  No Special Employment Rights

   Nothing contained in the Plan or in any award or option granted under the Plan shall confer upon any holder thereof any right with respect to the continuation of his or her employment, directorship or consultancy by the Company (or any Parent Corporation or Subsidiary) or interfere in any way with the right of the Company (or any Parent Corporation or Subsidiary), subject to the terms of any separate employment or consultancy agreement, or to increase or decrease the compensation of such person from the rate in existence at the time of approval of the award or grant of the option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board of Directors at the time.

13.  Other Employee Benefits

   The value of an award granted to an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise of an option or sale of shares received upon such exercise, will not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

14.  Definitions

     (a) Subsidiary.  The term "Subsidiary" as used in the Plan shall mean any
         ----------
corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns shares possessing 50% or more of the total combined voting power of all classes of shares in one of the other corporations in such chain.

     (b) Parent Corporation.  The term "Parent Corporation" as used in the Plan
         ------------------
shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

     (c) Employment.  The term "employment" shall, with respect to United States
         ----------
citizens or residents, be defined in accordance with the provisions of Section 1.421-7(h) of the United States Income Tax Regulations (or any successor regulations) promulgated pursuant to the Code and shall include employment by any corporation (or Subsidiary or Parent Corporation) thereof, which assumes options hereunder or substitutes options for options granted hereunder in a transaction to which Section 425(a) of the Code applies.

     (d) Consultant.  The term "consultant" or "consultancy" shall be defined in
         ----------
the instrument evidencing any award or option made or granted hereunder, including the nature of services to be rendered and date on which any consultancy shall be deemed to have been terminated for purposes of the Plan.

15.  Amendment of the Plan

   The Board of Directors may at any time and from time to time modify the Plan in any respect, except that without the approval of the shareholders of the Company, the Board of Directors may not (a) materially increase the benefits accruing by means of the Plan to individuals who participate in the Plan, (b) increase the maximum number of shares which may be issued under the Plan (except for permissible adjustments provided in the Plan), or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination or any modification or amendment of the Plan shall not, without the consent of a recipient of an award or an optionee, affect his or her rights under an award previously made or an option previously made or an option previously granted to him or her. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422A of the Code.

16.  Withholding

     (a) Awards.  If the recipient of an award under the Plan elects, in
         ------
accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of any shares awarded under the Plan, the Company may require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price of such shares and the fair market value of such shares as of the date immediately preceding the date of the award. If the Company is required to deduct any amount at source pursuant to Canadian or provincial legislation with respect to a benefit which an employee is deemed to receive in relation to an award or option, the Company may require at the time the benefit is deemed to be received an additional payment in an amount equal to the aggregate of the amounts which the Company is required to deduct at source.

     (b) Options.  The Company's obligation to deliver shares upon the exercise
         -------
of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, provincial, state and local income and employment tax withholding requirements.

17.  Notice to Company of Disqualifying Disposition

   Each employee who receives an Incentive Stock Option ("ISO") must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any common shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition

(including any sale) of such common shares before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired common shares by exercising an ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

                              DISCREET LOGIC INC.

                             STOCK OPTION AGREEMENT

1.   Grant of Option

     Discreet Logic Inc., a Quebec corporation (the "Company"), hereby grants to (the "Employee"), an option, pursuant to the company's 1994 Restricted Stock and Stock Option Plan (the "Plan"), to purchase an aggregate of ) shares of the Company's common stock, ("common stock") at a price of ($_______) per share, purchasable as set forth in and subject to the terms and conditions of this option and the Plan.

2.   Incentive Stock Option

     For residents of the United States this option is intended to qualify as an incentive stock option ("Incentive Stock Option") within the meaning of
  Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the
  "Code").

3.   Exercise of Option.

     (a) Vesting Schedule.  Except as otherwise provided in this Agreement, this
         ----------------
 option may be exercised, on a cumulative basis as described below, prior to the tenth anniversary of the date of grant of this option (the "Expiration Date"), in installments as to not more than the number of shares and during the periods specified below:

                                                        No. of Shares
                   Exercise Period                       Exercisable
                   ---------------                      -------------

        Prior to                                             None

        On or after
        but prior to

        On or after
        but prior to

        On or after
        but prior to

        After                                                None

     The right to exercise shall be cumulative so that if this option is not exercised to the maximum extent permissible during any exercise period it shall be exercisable, in whole or in part, with respect to all shares not so purchased at any time prior to the Expiration Date or the earlier termination of this option. This option may not be exercised at any time after the Expiration Date.

     (b) Exercise Procedure Subject to the conditions set forth in this
         ------------------
 Agreement, this option shall be exercised by the Employee's delivery of written notice of exercise to the Treasurer or Secretary of the Company, specifying the number of shares to be purchased and the purchase price to be paid therefor and accompanied by payment in full in accordance with Section 4. Such exercise shall be effective upon receipt by the Treasurer or Secretary of the Company of such written notice together with the required payment. The Employee may purchase less than the total number of shares covered by this option, provided that no partial exercise of this option may be for any fractional share.

     (c) Continuous Employment Required Except as provided in paragraphs (d)
         ------------------------------
 and (e) below, this option may not be exercised unless the Employee, at the time he or she exercises this option, is and has been at all times since the date of grant, an employee, consultant or director of the Company, a Parent Corporation or a Subsidiary (as such terms are defined in the Plan). In order to qualify as an Incentive Stock Option, this option, except as provided in paragraphs (d) and (e) below, may not be exercised unless the Employee, at the time he or she exercises this option, is and has been at all time since the date of the grant an employee of the Company, a Parent Corporation or a Subsidiary.

     (d) Exercise Period Upon)on Termination of Employment If the Employee
         -------------------------------------------------
 ceases to be employed by the Company, a Subsidiary or Parent Corporation for any reason other than death or disability, prior to the Expiration Date, the right to exercise this option shall terminate three (3) months after such cessation (but in no event after the Expiration Date); provided, that this
                                                        --------
 option shall be exercisable only to the extent that the Employee was entitled to exercise this option on the date of such cessation.

     (e) Exercise Period Upon Death or Disability, if the Employee dies or
         ----------------------------------------
 becomes disabled (for United States residents within the meaning of Section 105(d)(4) of the Code), prior to the Expiration Date, while he or she is an employee of the Company, Parent Corporation or a Subsidiary, this option shall be exercisable within the period of (6) six months following the date of death or disability (but in no event after the Expiration Date), by the Employee or by the person to whom this option is transferred by will or the laws of intestacy; provided, that this option shall be exercisable only to the extent
            --------
 that the Employee was entitled to exercise this option on the date of death or disability.

4.   Delivery of Shares

     The Company shall, upon payment by the Employee of the option price for the number of shares purchased and paid for, make prompt delivery of such shares to the Employee; provided that if any law or regulation requires the Company to
               --------
 take any action with respect to such shares before the issuance thereof, then the date of delivery of such shares shall be extended for the period necessary to complete such action. No shares shall be issued and delivered upon exercise of any option unless and until, in the opinion of counsel for the Company, any applicable registration requirements of the Canadian securities laws or the U.S. Securities Act of 1933 (the "Securities Act"), any applicable listing requirements of any national securities exchange on which stock of the same class is then listed, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.

5.   Nontransferability of Option

     Except as provided in paragraph (e) of Section 3, this option is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option or such rights, this option and such rights shall, at the election of the Company, become null and void.

6.   No Special Employment Rights

     Nothing contained in the Plan or this option shall be construed or deemed by any person under any circumstances to bind the Company or any Parent Corporation or Subsidiary to continue the employment of the Employee for the period within which this option may be exercised.

7.   Rights as a Shareholder

     The Employee shall have no rights as a shareholder with respect to any shares which may be purchased by exercise of this option unless and until a certificate representing such shares is duly issued and delivered to the Employee. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued. After a certificate is issued and delivered the Employee shall execute and deposit with a law firm or trust company selected by the Company and acting on behalf of the Company ("Escrow Agent"), all of the shares owned by the Employee, properly endorsed in blank to be dealt with according to the terms of the Plan and this Stock Option Agreement. The Employee shall continue to be the owner of his her shares despite the endorsement and deposit, and shall be entitled to exercise all rights of ownership in such shares except as otherwise provided herein.

8.   Recapitalization

     In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, appropriate adjustment shall be made in the number and kind of shares to which this option shall be made without change in the number and kind of shares to which this option shall be exercisable. Such adjustment to this option shall be made without change in the total price applicable to the unexercised portion of this option, and a corresponding adjustment in the option price per share shall be made. In the case of an Incentive Stock Option, such adjustment shall be made which would, within the meaning of Section 424(h) of the Code, constitute a modification, extension or renewal of this option or a grant of additional benefits to the Employee.

9.   Reorganization

     In case the Company is amalgamated, merged or consolidated with another corporation, or in case all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other corporation, or in case of a reorganization or liquidation of the Company, prior to the Expiration Date or termination of this option, the Employee shall, with respect to this option or any unexercised portion hereof, be entitled to the rights and benefits, and be subject to the limitation, set forth in Section 10 of the Plan.

10.  Limitation on Disposition of Incentive Stock Option Shares

     It is understood and intended that for residents of the United States the option granted hereunder shall qualify as an "incentive stock option" as defined in Section 422 of the Code. Accordingly, the Employee understands that in order to obtain the benefits of an incentive stock option under Section 421 of the Code, no sale or other disposition may be made of any shares acquired upon exercise of the option until the later of one (1) year after grant of the option and two (2) years after its exercise. If the Employee intends to dispose or does dispose (whether by sale, exchange, gift, transfer or otherwise) of any such shares within said periods, he or she will notify the Company in writing within ten days after such disposition.

12.  Piggy-Back Rights

     In the event that shareholders with a majority of the company's shares desire to sell all of their shares to a party who is not related to them (as such term is defined by the Income Tax Act of Canada), then the Employee acquiring shares under this Agreement shall sell to such third party all of his or her shares upon the same terms and conditions (save and except any terms and conditions which may relate to employment) and the purchase price per share as will be received by the majority of the shareholders. This provision will terminate upon an initial public offering by the Company of the Company's shares.

13.  Investment Representations, Legends

     (a) Investment Representations.  The Employee represents, warrants, and
         --------------------------
 covenants that:

               (i) Any shares purchased upon exercise of this option shall be acquired for the Employee's account for investment purposes only, and not with a view to, or for sale in connection with, any distribution of the shares in violation of any applicable securities laws, including the Securities Act or any rule or regulation under the Securities Act;

               (ii) The Employee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Employee to evaluate the merits and risks of his or her investment in the Company;

               (iii) The Employee is able to bear the economic risk of holding shares acquired pursuant to the exercise of the option for an indefinite period;

               (iv) The Employee understands that (A) the shares acquired pursuant to the exercise of the option have not been registered under the Canadian securities laws or the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act;
          (B) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under Canadian securities laws or the Securities Act or an exemption from registration is then available; (C) in any event, the exemption from registration under Rule 144 will not be available for at least two years after the date of exercise of the option and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (D) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any shares acquired pursuant to the exercise of this option under Canadian securities laws or the Securities Act.

     By making payment upon exercise of this option, the Employee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 13.

    (b) Legends.  All stock certificates representing shares of Common Stock
        -------
issued to the Employee upon exercise of this option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable provincial or state securities laws.

   "As long as the Company constitutes a closed corporation within the meaning of the Quebec Securities Act, the shares of stock represented by this certificate may not be transferred, sold or otherwise disposed of except in accordance with the provisions of the Company's constituting documents. The shares of stock represented by this certificate have not been registered under the US Securities Act of 1933 and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the shares evidenced by this certificate, filed and made effective under the Securities Act of 1933, or an option of counsel satisfactory to the Company to the effect that registration under such Act is not required."

14.  Miscellaneous.

     (a) Except as provided herein, this option may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Employee.

     (b) All notices under this option shall delivered by hand to the parties or shall be mailed to the parties at their respective addresses set forth beneath their names below or at such other address as may be designated in writing by either of the parties to one another.

     (c) This option shall be governed by and construed in accordance with the laws of the Province of Quebec, or, if the Employee is, at the date hereof, residing in the United States, the Commonwealth of Massachusetts.



Date of Grant:                      DISCREET LOGIC INC.

                                    By:
                                       -------------------------------------

                                    Title:
                                           ---------------------------------


                             EMPLOYEE'S ACCEPTANCE

     The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company's 1994 Restricted Stock and Stock Option Plan.

                                  EMPLOYEE


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